SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549


                                      FORM 8-K/A


                   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                       OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):          April 5, 2002
                                                        ____________________



Exact Name of Registrant as
  Specified in Its Charter:           CALIFORNIA AMPLIFIER, INC.
                                ___________________________________



          DELAWARE                       0-12182               95-3647070
 _____________________________        ____________            _____________
State or Other Jurisdiction of         Commission            I.R.S. Employer
Incorporation or Organization          File Number          Identification
No.




Address of Principal Executive Offices:     460 Calle San Pablo
                                            Camarillo, CA 93012
                                           _________________________


Registrant's Telephone Number, Including
 Area Code:                                    (805) 987-9000
                                             _________________________


Former Name or Former Address,
 if Changed Since Last Report:                 Not applicable
                                             _________________________






     On April 5, 2002, California Amplifier, Inc. ("California Amplifier" or the "Company") acquired in an asset purchase transaction the satellite antenna design and manufacturing business of Kaul-Tronics, Inc., a Wisconsin corporation, and two affiliated companies under common ownership and control with Kaul-Tronics, Inc. (collectively, "Kaul-Tronics Group"). This report is an amendment to the Company's report on Form 8-K dated April 5, 2002 that was filed with the Securities and Exchange Commission on April 22, 2002 (the "Initial Form 8-K Report"). This amending report contains the required audited financial statements and unaudited pro forma financial information referenced previously in the Initial Form 8-K Report.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

    (a) Financial Statements:

        The audited combined financial statements of Kaul-Tronics Group for the years ended December 31, 2001 and 2000, including the report thereon of Virchow, Krause & Company, LLP, independent public accountants, are attached hereto.

        The audited combined financial statements of Kaul-Tronics Group for the years ended December 31, 2000 and 1999, including the report thereon of Virchow, Krause & Company, LLP, independent public accountants, are attached hereto.

    (b) Pro Forma Financial Information:

        The unaudited pro forma condensed consolidated balance sheet of California Amplifier and Kaul-Tronics as of February 28, 2002, and the unaudited pro forma condensed consolidated income statement of California Amplifier and Kaul-Tronics Group for the year ended February 28, 2002 are attached hereto.


                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CALIFORNIA AMPLIFIER, INC.

       June 19, 2002                      /s/ Richard K. Vitelle
_________________________________      _________________________________
           Date                         Richard K. Vitelle
                                        Vice President -Finance
                                        (Principal Financial Officer)
























                               INTERACTIVE TECHNOLOGIES
                                  INTERNATIONAL, LLC
                                  KAUL-TRONICS, INC.
                                      NGP, INC.

                            Richland Center, Wisconsin









                           COMBINED FINANCIAL STATEMENTS

                      Including Independent Auditors' Report
                            December 31, 2001 and 2000



























                    INTERACTIVE TECHNOLOGIES INTERNATIONAL, LLC
                                   KAUL-TRONICS, INC.
                                       NGP, INC.

                                   TABLE OF CONTENTS



Independent Auditors' Report                                         1


Financial Statements

   Combined Balance Sheets                                           2

   Combined Statements of Income and Retained Earnings               3

   Combined Statements of Cash Flows                                 4

   Notes to the Combined Financial Statements                     5 - 10

Supplemental Information

   Combining Balance Sheets                                      11 - 14

   Combining Statements of Income and Retained Earnings          15 - 16


































                       INDEPENDENT AUDITORS' REPORT


To the Stockholders
Interactive Technologies International, LLC
Kaul-Tronics, Inc.
NGP, Inc.
Richland Center, Wisconsin


We have audited the accompanying combined balance sheets of Interactive Technologies International, LLC, Kaul-Tronics, Inc. and NGP, Inc. as of December 31, 2001 and 2000 and the related combined statements of income and retained earnings and cash flows for the years then ended. These combined financial statements are the responsibility of the companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Interactive Technologies International, LLC, Kaul-Tronics, Inc. and NGP, Inc. as of December 31, 2001 and 2000 and the results of their combined operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the combined financial statements taken as a whole. The combining information in the supplemental information is presented for purposes of additional analysis of the combined financial statements rather than to present the financial position, results of operations, and cash flows of the individual companies. Such information has been subjected to the auditing procedures applied in the audit of the combined financial statements and, in our opinion, is fairly stated in all material respects in relation to the combined financial statements taken as a whole.


/s/ Virchow, Krause & Company, LLP
Madison, Wisconsin
February 18, 2002









               INTERACTIVE TECHNOLOGIES INTERNATIONAL, LLC
                            KAUL-TRONICS, INC.
                                NGP, INC.

                        COMBINED BALANCE SHEETS
                      December 31, 2001 and 2000

                                  ASSETS
                                                      2001          2000
CURRENT ASSETS
Cash and cash equivalents                         $ 2,286,861   $  127,593
   Accounts receivable                              6,549,319    2,844,896
   Inventories                                      1,548,284    2,370,812
   Investment securities trading                            -       65,863
   Prepaid expenses                                     5,246       49,489
                                                   ----------   ----------
        Total Current Assets                       10,389,710    5,458,653

PROPERTY AND EQUIPMENT                              3,647,725    4,499,103

NET INTANGIBLES                                       459,205      659,872
                                                  -----------  -----------
        TOTAL ASSETS                              $14,496,640  $10,617,628
                                                  ===========  ===========

                  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Checks issued in excess of bank balance        $         -  $    81,881

   Line of credit                                  1,000,000     1,094,000
   Accounts payable                                4,228,498     1,558,406
   Customer deposits                                 717,258       117,014
   Accrued expenses                                  223,525       244,098
   Current portion of long-term debt                 154,427       430,027
   Current portion of related party debt             303,545       285,945
        Total Current Liabilities                  6,627,253     3,811,371

LONG-TERM LIABILITIES
   Long-term debt                                  1,048,638     2,560,741
   Related party debt                                601,748       862,837
        Total Long-Term Liabilities                1,650,386     3,423,578

           Total Liabilities                       8,277,639     7,234,949

STOCKHOLDERS' EQUITY
   Common stock                                      202,000       202,000
   Retained earnings                               6,127,101     3,290,779
                                                   6,329,101     3,492,779
        Less: Treasury stock,
              7,000 shares at cost                  (110,100)     (110,100)
          Total Stockholders' Equity               6,219,001     3,382,679
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $ 14,496,640  $ 10,617,628

        See accompanying notes to combined financial statements.



                  INTERACTIVE TECHNOLOGIES INTERNATIONAL, LLC
                             KAUL-TRONICS, INC.
                                 NGP, INC.

             COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS
                     Years Ended December 31, 2001 and 2000

                                                        2001          2000
NET SALES                                         $ 37,391,409  $ 32,596,715

COST OF GOODS SOLD                                  29,927,551    26,558,156

   Gross Profit                                      7,463,858     6,038,559

OPERATING EXPENSES                                   1,989,876     2,554,983

IMPAIRMENT CHARGES                                     422,419             -

   Operating Income                                  5,051,563     3,483,576

OTHER INCOME (EXPENSE)
   Interest expense                                  (283,915)     (400,243)
   Interest income                                      16,154        73,637
   Other income                                         27,888        79,174
      Net Other Expense                              (239,873)     (247,432)

        NET INCOME
                                                     4,811,690     3,236,144
RETAINED EARNINGS - Beginning of Year                3,290,779     6,973,046

Distributions                                      (1,975,368)   (6,918,411)

RETAINED EARNINGS - END OF YEAR                    $ 6,127,101  $  3,290,779


















           See accompanying notes to combined financial statements.







                    INTERACTIVE TECHNOLOGIES INTERNATIONAL, LLC
                              KAUL-TRONICS, INC.
                                 NGP, INC.
                       COMBINED STATEMENTS OF CASH FLOWS
                    Years Ended December 31, 2001 and 2000

                                                         2001          2000
CASH FLOWS FROM OPERATING ACTIVITIES
   Cash received from customers                   $ 34,337,607  $ 35,096,625
   Cash paid to suppliers and employees           (27,678,542)   (28,421,878)
   Proceeds from sale of trading securities             68,005        50,000
   Interest and dividends received                      16,154        73,634
   Interest paid                                     (283,915)      (400,243)
      Net Cash Flows From Operating Activities       6,459,309     6,398,138

CASH FLOWS FROM INVESTING ACTIVITIES
   Capital expenditures                              (122,600)    (1,089,987)
   Proceeds from sale of assets                         5,000        111,500
      Net Cash Flows From Investing Activities       (117,600)      (978,487)

CASH FLOWS FROM FINANCING ACTIVITIES
   Net proceeds (payments) on line of credit          (94,000)     1,094,000
   Cash used to retire debt                        (1,787,703)      (396,175)
   Cash used to retire related party debt            (243,489)      (266,663)
   Distribution to stockholders                    (1,975,368)    (6,918,411)
   Cash used to purchase treasury stock                      -      (110,100)
   Change in checks issued in excess of bank balance  (81,881)        81,881
      Net Cash Flows From Financing Activities     (4,182,441)    (6,515,468)
        Net Change in Cash and Cash Equivalents     2,159,268     (1,095,817)

CASH AND CASH EQUIVALENTS - Beginning of Year         127,593      1,223,410

CASH AND CASH EQUIVALENTS - END OF YEAR           $ 2,286,861    $   127,593

RECONCILIATION OF NET INCOME TO NET CASH FROM
 OPERATING ACTIVITIES
   Net income                                     $ 4,811,690    $ 3,236,144
   Adjustments to reconcile net income to net cash from
    operating activities
      Noncash items included in Income
        Depreciation                                  521,924        549,919
        Amortization                                  200,667        201,334
   Nonoperational items included in Income
      Loss (gain) on sale of property and equipment    24,635        (24,147)
      Loss (gain) on sales of trading securities       (2,142)         9,357
      Impairment charges                              422,419              -
      Change in trading securities                     68,005         50,000
   Changes in noncash components of working capital
      Accounts receivable                          (3,704,423)     2,440,936
      Inventories                                     822,528        528,201
      Prepaid expenses                                 44,243         11,241
      Accounts payable                              2,670,092       (485,912)
      Accrued expenses                                (20,573)      (113,523)
      Customer deposits                               600,244         (5,412)
NET CASH FLOWS FROM OPERATING ACTIVITIES          $ 6,459,309    $ 6,398,138

            See accompanying notes to combined financial statements.


                  INTERACTIVE TECHNOLOGIES INTERNATIONAL, LLC
                             KAUL-TRONICS, INC.
                                NGP, INC.
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                          December 31, 2001 and 2000

NOTE 1 - Summary of Significant Accounting Policies

	Nature of Operations
Interactive Technologies International, LLC (ITI) is located in Spring Green, Wisconsin, and is primarily engaged in the development, production, marketing and selling of stamped offset antennas. ITI is owned entirely by KTI and NGP.

Kaul-Tronics, Inc. (KTI) is located in Richland Center, Wisconsin, and primarily provides subcontract manufacturing and management services for ITI. KTI also manufactures C-band antennas. KTI is owned entirely by the John Kaul family.

NGP, Inc. (NGP), is located in Spring Green, Wisconsin, and primarily provides subcontract manufacturing and management services for ITI. NGP also manufactures C-band antennas and outdoor barbecue accessories. The John Kaul family has a majority ownership interest in NGP.

The companies currently sell their products to customers worldwide.

	Basis of Combination
The accompanying combined financial statements include the accounts of ITI, KTI and NGP. Significant intercompany accounts and transactions have been eliminated. The combined companies will be referred to as "the companies" for the purposes of these statements.

	Cash and Cash Equivalents
The companies define cash and cash equivalents as highly liquid, short-term investments with a maturity at the date of acquisition of three months or less.

	Investment Securities Trading
Marketable securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities. Trading securities are recorded at fair value on the balance sheet in current assets, with the change in fair value during the period included in earnings.

	Accounts Receivable
Accounts receivable are shown net of an allowance for doubtful accounts of $34,000 at December 31, 2001 and 2000.

	Inventories
Inventories consist of raw materials, work in progress and finished goods, all of which are priced at the lower of cost or market based on the first-in, first-out (FIFO) method.

	Property and Equipment
Property and equipment are stated at cost. Major expenditures for property and equipment are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, resulting gains or losses are included in income. Property and equipment are depreciated using the straight-line method over their estimated useful lives as follows:

                                                         Years

           Transportation equipment                        5
           Plant and office equipment                     7-10
           Buildings and improvements                      39

	Impairment Charges
When events or changes in circumstances indicate that assets may be impaired, an evaluation is performed comparing the estimated future undiscounted cash flows associated with the asset to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is required.

During the year ended December 31, 2001, the company suffered impairment on fixed assets that were no longer in service and were not resellable. The fixed assets were written down to their approximate net fair value. The resulting charge of $422,419 has been recorded as Impairment Charges in the accompanying statement of income.

	Intangibles
NGP has a non-compete agreement in the amount of $1,000,000. The non-compete agreement is being amortized over 5 years using the straight-line method.

	Income Taxes
The companies are S corporations and a limited liability company. The stockholders / members are taxed on their proportionate share of their respective company's taxable income. Therefore, no provision or liability for income taxes has been included in these financial statements.

	Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

	Advertising
Advertising costs are charged to operations when incurred and are included in operating expenses. The amount charged to operations was $19,828 and $11,276 for the years ended December 31, 2001 and 2000, respectively.

	Research and Development
Research and development costs are charged to operations when incurred and are included in operating expenses. The amount charged to operations was $203,033 and $146,232 for the years ended December 31, 2001 and 2000, respectively.

	Shipping and Handling Costs
Shipping and handling costs charged to customers have been included in net sales. Shipping and handling costs incurred by the companies have been included in cost of goods sold.

	Revenue Recognition
The companies recognize revenue at the point of passage of title, which is based on shipping terms.

	Warranty
The companies sell their products with a one year limited warranty against defects in material and workmanship. Warranty costs are expensed at the time incurred.

NOTE 2 - Inventories

Inventories consist of the following at December 31:
                                                          2001          2000

      Raw materials                                $   461,556   $   626,162
      Work in process                                  203,666       488,443
      Finished goods                                   883,062     1,256,207

         Total Inventories                         $ 1,548,284   $ 2,370,812

NOTE 3 - Property and Equipment
The major categories of property and equipment at December 31 are summarized as follows:

                                                          2001          2000

   Land and improvements                             $ 198,521     $ 198,521
   Buildings and improvements                        2,831,303     2,836,213
   Plant and office equipment                        3,848,650     4,371,305
   Transportation equipment                            158,624       277,778
   Property not in service                                   -        61,342

      Total Property and Equipment                   7,037,098     7,745,159

   Less: Accumulated depreciation                  (3,389,373)   (3,246,056)

         Net Property and Equipment                $ 3,647,725   $ 4,499,103

NOTE 4 - Line of Credit
NGP has a line of credit in the amount of $400,000. The line is renewable annually and bears interest at LIBOR plus 2.25% (4.13% at December 31, 2001). The line is secured by a general business security agreement and limited corporate and stockholder guarantees. The outstanding balance on the line of credit at December 31, 2001 and 2000 was $- and $294,000, respectively.

KTI has a line of credit in the amount of $600,000. The line is renewable annually and bears interest at LIBOR plus 2.25% (4.13% at December 31, 2001). The line is secured by a general business security agreement, real estate, an assignment of life insurance and a limited guarantee by the company's majority stockholder. There was no outstanding balance on the line of credit at December 31, 2001 and 2000.

ITI has a line of credit in the amount of $2,500,000. The line is renewable annually and bears interest at LIBOR plus 2.25% (4.13% at December 31, 2001). The line is secured by a general business security agreement, and guarantees of its two members. The outstanding balance on the line of credit at December 31, 2001 and 2000 was $1,000,000 and $800,000, respectively.

NOTE 5 - Long-Term Debt
Long-term debt consists of the following at December 31:

                                                          2001          2000
   NGP note payable in monthly installments of
   $8,207, including interest at 8.50%. Note is due
   April 2004 and is secured by limited personal
   guarantees of NGP stockholders. This note is
   subordinate to NGP's bank debt. The note was
   paid off during 2001.                                     -        284,987

   NGP notes payable in monthly installments totaling
   $18,052, including interest at 7.125%. Notes are
   due April 2004 and are secured by a general
   business security agreement, real estate and
   limited personal guarantees of NGP stockholders.  $ 1,203,065   $2,705,781

      Totals                                           1,203,065    2,990,768

   Less: Current portion                                (154,427)    (430,027)

       Long-Term Portion                             $ 1,048,638   $2,560,741

Principal requirements for years ending after December 31, 2001 are as follows:

             2002                                    $   154,427
             2003                                         97,583
             2004                                        951,055

               Total                                 $ 1,203,065

NOTE 6 - Related Party Debt

Related party debt consists of the following at December 31:
                                                          2001        2000
   KTI unsecured notes payable to its stockholders,
   payable in monthly installments totaling $29,775,
   including interest at 7.0%. Notes are due in April
   2004.                                              $ 905,293   $1,148,782

      Totals                                            905,293   $1,148,782

   Less: Current portion                               (303,545)    (285,945)

   Long-Term Portion                                  $ 601,748   $  862,837

Principal requirements on debt for years ending after December 31, 2001 are as follows:
             2002                                      $ 303,545
             2003                                        325,489
             2004                                        276,259

               Total                                   $ 905,293

NOTE 7 - Retirement Plan

The companies have a 401(k) retirement plan that covers all eligible employees. Employees are eligible after one year of service. The companies may choose to match contributions up to 6% of employee salaries.
Contributions were $50,457 and $63,218 for the years ended December 31, 2001 and 2000, respectively.

NOTE 8 - Commitments and Contingencies

	Pending Lawsuits
The companies have pending lawsuits against them as of December 31, 2001. Management feels that the risk of loss associated with this lawsuit is low. No liability has been recorded.

NOTE 9 - Concentrations of Risk

	Cash Balance
At various times throughout the years, the companies had deposits in excess of FDIC coverage.

	Major Customers
The companies sold approximately 74% and 57% of all its products to four and two customers during the years ended December 31, 2001 and 2000, respectively. At December 31, 2001 and 2000 the amount due from those customers included in accounts receivable was $5,258,576 and $1,106,961, respectively.

	Major Suppliers
The companies purchased approximately 53% and 17% of their material from three and one suppliers during the years ended December 31, 2001 and 2000, respectively. At December 31, 2001 and 2000 the amount due to those suppliers included in accounts payable was $1,934,504 and $468,000, respectively.
















































                                 SUPPLEMENTAL INFORMATION







































                  INTERACTIVE TECHNOLOGIES INTERNATIONAL, LLC
                            KAUL-TRONICS, INC.
                                NGP, INC.

                        COMBINING BALANCE SHEET
                            December 31, 2001

                                  ASSETS

                     Interactive
                     Technologies   Kaul-
                    International, Tronics,   NGP,                 Combined
                         LLC         Inc.     Inc.  Eliminations    Totals
                       --------   --------   ------   ---------    --------
CURRENT ASSETS
Cash and cash
 equivalents         $1,798,825  $ 304,917   $183,119  $      -     $2,286,861
Accounts receivable   6,414,054    103,402     31,863                6,549,319
Inventories           1,330,324     53,544    164,416                1,548,284
Related party
 receivable           1,000,000    572,451     56,133 (1,628,584)            -
Prepaid expenses              -      5,246          -          -         5,246
Total Current Assets 10,543,203  1,039,560    435,531 (1,628,584)   10,389,710

PROPERTY AND
 EQUIPMENT            1,133,323    927,719  1,586,683          -     3,647,725

INVESTMENT IN ITI             -  2,742,857  2,742,857 (5,485,714)            -

NET INTANGIBLES           1,206          -    457,999          -       459,205

TOTAL ASSETS        $11,677,732 $4,710,136 $5,223,070 $(7,114,298) $14,496,640














             See accompanying notes to combined financial statements.












                 INTERACTIVE TECHNOLOGIES INTERNATIONAL, LLC
                             KAUL-TRONICS, INC.
                                 NGP, INC.
                      COMBINING BALANCE SHEET (cont.)
                            December 31, 2001

                   LIABILITIES AND STOCKHOLDERS' EQUITY

                       Interactive
                       Technologies   Kaul-
                      International, Tronics,   NGP,                 Combined
                           LLC         Inc.     Inc.  Eliminations    Totals
                         --------   --------   ------   ---------    --------
CURRENT LIABILITIES
Line of credit      $ 1,000,000  $       -   $     -    $       -   $1,000,000
Accounts payable      3,885,109    264,071      79,318          -    4,228,498
Customer deposits       708,380      4,103       4,775          -      717,258
Related party payable   580,238     35,462   1,012,884 (1,628,584)           -
Accrued expenses         18,291    128,919      76,315          -      223,525
Current portion
 long-term debt               -          -     154,427          -      154,427
Current portion
 related party debt           -    303,545           -          -      303,545
Total Current
 Liabilities          6,192,018    736,100   1,327,719 (1,628,584)   6,627,253

LONG-TERM LIABILITIES
 Long-term debt               -          -   1,048,638          -    1,048,638
 Related party debt           -    601,748           -          -      601,748
 Total Long-Term
  Liabilities                 -    601,748   1,048,638          -    1,650,386
 Total Liabilities    6,192,018  1,337,848   2,376,357 (1,628,584)   8,277,639

STOCKHOLDERS' EQUITY
Common stock                  -      2,000     200,000          -      202,000
Members' equity       5,485,714          -           - (5,485,714)
Retained earnings             -  3,370,288   2,756,813          -    6,127,101
   Subtotal           5,485,714  3,372,288   2,956,813 (5,485,714)   6,329,101
Less: Treasury stock          -          -    (110,100)         -     (110,100)
Total Stockholders'
 Equity               5,485,714  3,372,288   2,846,713 (5,485,714)   6,219,001

TOTAL LIABILITIES
 AND STOCKHOLDERS'
 EQUITY            $ 11,677,732 $4,710,136 $5,223,070 $(7,114,298) $14,496,640











          See accompanying notes to combined financial statements


               INTERACTIVE TECHNOLOGIES INTERNATIONAL, LLC
                            KAUL-TRONICS, INC.
                                NGP, INC.

                        COMBINING BALANCE SHEET
                           December 31, 2000

                                  ASSETS

                     Interactive
                     Technologies   Kaul-
                    International, Tronics,   NGP,                 Combined
                         LLC         Inc.     Inc.  Eliminations    Totals
                       --------   --------   ------   ---------    --------
CURRENT ASSETS
Cash and cash
 equivalents         $ 101,808   $ 25,785    $      -  $      -     $  127,593
Accounts receivable  2,532,323    190,349     122,224         -      2,844,896
Inventories          1,978,838     87,096     304,878         -      2,370,812
Related party
 receivable                  -    728,716      42,931   (771,647)            -
Investment securities
 trading                     -     65,863           -         -         65,863
Prepaid expenses             -     49,489           -         -         49,489
Total Current Assets 4,612,969  1,147,298     470,033  (771,647)     5,458,653

PROPERTY AND
 EQUIPMENT           1,729,833  1,111,133   1,658,137        -       4,499,103

INVESTMENT IN ITI            -  1,686,269   1,686,269  (3,372,538)           -

NET INTANGIBLES          1,206          -     658,666          -       659,872

TOTAL ASSETS        $6,344,008 $3,944,700  $4,473,105 $(4,144,185) $10,617,628





















       See accompanying notes to combined financial statements.



               INTERACTIVE TECHNOLOGIES INTERNATIONAL, LLC
                            KAUL-TRONICS, INC.
                                  NGP, INC.

                      COMBINING BALANCE SHEET (cont.)
                              December 31, 2000

                   LIABILITIES AND STOCKHOLDERS' EQUITY


                       Interactive
                       Technologies   Kaul-
                      International, Tronics,   NGP,                 Combined
                           LLC         Inc.     Inc.  Eliminations    Totals
                         --------   --------   ------   ---------    --------
CURRENT LIABILITIES
Checks issued in
 excess of bank
 balance            $       -                 $ 81,881  $       -     $ 81,881
Line of credit          800,000                294,000          -    1,094,000
Accounts payable      1,287,974     167,580    102,852          -    1,558,406
Customer deposits        91,469      13,939     11,606          -      117,014
Related party payable   771,647           -         -   (771,647)           -
Accrued expenses         20,380     113,723    109,995          -      244,098
Current portion of
 long-term debt               -           -    430,027          -      430,027
Current portion of
 related party debt           -     285,945          -          -      285,945
Total Current
 Liabilities          2,971,470     581,187  1,030,361   (771,647)   3,811,371

LONG-TERM LIABILITIES
Long-term debt                -           -  2,560,741          -    2,560,741
Related party debt            -     862,837          -          -      862,837
Total Long-Term
 Liabilities                  -     862,837  2,560,741          -    3,423,578
Total Liabilities     2,971,470   1,444,024  3,591,102   (771,647)   7,234,949

STOCKHOLDERS' EQUITY
Common stock                  -       2,000    200,000          -      202,000
Members' equity       3,372,538                         (3,372,538)
Retained earnings             -   2,498,676    792,103          -    3,290,779
  Subtotal            3,372,538   2,500,676    992,103  (3,372,538)  3,492,779
Less: Treasury stock          -           -   (110,100)         -     (110,100)
Total Stockholders'
 Equity               3,372,538   2,500,676    882,003  (3,372,538)  3,382,679

TOTAL LIABILITIES
 AND STOCKHOLDERS'
 EQUITY              $6,344,008 $3,944,700 $4,473,105 $(4,144,185) $10,617,628



          See accompanying notes to combined financial statements.





                 INTERACTIVE TECHNOLOGIES INTERNATIONAL, LLC
                             KAUL-TRONICS, INC.
                                NGP, INC.

            COMBINING STATEMENT OF INCOME AND RETAINED EARNINGS
                        Year Ended December 31, 2001

                     Interactive
                     Technologies   Kaul-
                    International, Tronics,   NGP,                 Combined
                         LLC         Inc.     Inc.  Eliminations    Totals
                       --------   --------   ------   ---------    --------

NET SALES         $35,201,413  $4,162,882  $2,191,324 $(4,164,210) $37,391,409
COST OF GOODS
 SOLD              29,390,824   3,306,392   1,394,545  (4,164,210)  29,927,551

Gross Profit        5,810,589     856,490     796,779           -    7,463,858

OPERATING EXPENSES    345,046   1,148,407     496,423           -    1,989,876

IMPAIRMENT CHARGES    422,419           -           -           -      422,419

Operating
 Income (Loss)      5,043,124    (291,917)    300,356           -    5,051,563

OTHER INCOME (EXPENSE)
Interest expense      (24,922)    (62,718)   (196,275)          -     (283,915)
Interest income        14,974       1,004         176           -       16,154
Other income                -      31,155      (3,267)          -       27,888
Investment income
 in subsidiary              -   2,516,588   2,516,588  (5,033,176)           -
Net Other Income
 (Expense)             (9,948)  2,486,029   2,317,222  (5,033,176)    (239,873)

NET INCOME          5,033,176   2,194,112   2,617,578  (5,033,176)   4,811,690

RETAINED EARNINGS -
Beginning of Year   3,372,538   2,498,676     792,103  (3,372,538)   3,290,779
Distributions      (2,920,000) (1,322,500)   (652,868)  2,920,000   (1,975,368)

RETAINED EARNINGS -
END OF YEAR        $5,485,714  $3,370,288  $2,756,813 $(5,485,714)  $6,127,101










           See accompanying notes to combined financial statements.





                INTERACTIVE TECHNOLOGIES INTERNATIONAL, LLC
                             KAUL-TRONICS, INC.
                                  NGP, INC.

          COMBINING STATEMENT OF INCOME AND RETAINED EARNINGS
                       Year Ended December 31, 2000

                     Interactive
                     Technologies   Kaul-
                    International, Tronics,   NGP,                 Combined
                         LLC         Inc.     Inc.  Eliminations    Totals
                       --------   --------   ------   ---------    --------

NET SALES         $28,958,967  $5,130,601  $3,220,402 $(4,713,255) $32,596,715

COST OF GOODS SOLD 23,481,828   4,809,807   2,979,776  (4,713,255)  26,558,156

Gross Profit        5,477,139     320,794     240,626           -    6,038,559

OPERATING EXPENSES    601,118   1,452,907     500,958           -    2,554,983

Operating
 Income (Loss)      4,876,021  (1,132,113)   (260,332)          -    3,483,576

OTHER INCOME (EXPENSE)
Interest expense      (34,497)   (116,094)   (249,652)          -     (400,243)
Interest income        25,588      41,865       6,184           -       73,637
Other income                -      60,398      18,776           -       79,174
Investment income
 in subsidiary              -   2,433,556   2,433,556  (4,867,112)           -
Net Other Income
 (Expense)             (8,909)  2,419,725   2,208,864  (4,867,112)    (247,432)

NET INCOME          4,867,112   1,287,612   1,948,532  (4,867,112)   3,236,144

RETAINED EARNINGS -
Beginning of Year   6,423,220   4,396,019   2,577,027  (6,423,220)   6,973,046

Distributions      (7,917,794)  3,184,955) (3,733,456)  7,917,794   (6,918,411)

RETAINED EARNINGS -
END OF YEAR        $3,372,538   $2,498,676   $792,103 $(3,372,538)  $3,290,779












           See accompanying notes to combined financial statements.










                          INTERACTIVE TECHNOLOGIES
                             INTERNATIONAL, LLC
                              KAUL-TRONICS, INC.
                                  NGP, INC.

                         Richland Center, Wisconsin







                       COMBINED FINANCIAL STATEMENTS
                 Including Independent Auditors' Report
                        December 31, 2000 and 1999






































               INTERACTIVE TECHNOLOGIES INTERNATIONAL, LLC
                           KAUL-TRONICS, INC.
                              NGP, INC.
                         TABLE OF CONTENTS



Independent Auditors' Report                                             1

Financial Statements

   Combined Balance Sheets                                               2

   Combined Statements of Income and Retained Earnings                   3

   Combined Statements of Cash Flows                                 4 - 5

   Notes to the Combined Financial Statements                       6 - 11

Supplemental Information

   Combining Balance Sheets                                        12 - 15

   Combining Statements of Income and Retained Earnings            16 - 17




































                        INDEPENDENT AUDITORS' REPORT


To the Stockholders
Interactive Technologies International, LLC
Kaul-Tronics, Inc.
NGP, Inc.
Richland Center, Wisconsin


We have audited the accompanying combined balance sheets of Interactive Technologies International, LLC, Kaul-Tronics, Inc. and NGP, Inc. as of December 31, 2000 and 1999 and the related combined statements of income and retained earnings and cash flows for the years then ended. These combined financial statements are the responsibility of the companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Interactive Technologies International, LLC, Kaul-Tronics, Inc. and NGP, Inc. as of December 31, 2000 and 1999 and the results of their combined operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the combined financial statements taken as a whole. The combining information in the supplemental information is presented for purposes of additional analysis of the combined financial statements rather than to present the financial position, results of operations, and cash flows of the individual companies. Such information has been subjected to the auditing procedures applied in the audit of the combined financial statements and, in our opinion, is fairly stated in all material respects in relation to the combined financial statements taken as a whole.





/s/ Virchow, Krause & Company, LLP
Madison, Wisconsin
March 11, 2002





                INTERACTIVE TECHNOLOGIES INTERNATIONAL, LLC
                            KAUL-TRONICS, INC.
                                NGP, INC.

                         COMBINED BALANCE SHEETS
                        December 31, 2000 and 1999


                                  ASSETS
                                               2000          1999
CURRENT ASSETS
 Cash and cash equivalents                 $  127,593    $1,223,410
 Accounts receivable                        2,844,896     5,285,832
 Inventories                                2,370,812     2,899,014
 Investment securities trading                 65,863       125,220
 Prepaid expenses                              49,489        60,730
   Total Current Assets                     5,458,653     9,594,206

PROPERTY AND EQUIPMENT                      4,499,103     4,046,391

NET INTANGIBLES                               659,872       861,206

    TOTAL ASSETS                          $10,617,628   $14,501,803


LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
 Checks issued in excess of bank balance     $ 81,881    $        -
 Line of credit                             1,094,000             -
 Accounts payable                           1,558,406     2,044,318
 Customer deposits                            117,014       122,426
 Accrued expenses                             244,098       357,625
 Current portion of long-term debt            430,027       400,652
 Current portion of related party debt        285,945       243,722
   Total Current Liabilities                3,811,371     3,168,743

LONG-TERM LIABILITIES
 Long-term debt                             2,560,741     2,986,291
 Related party debt                           862,837     1,171,723
   Total Long-Term Liabilities              3,423,578     4,158,014

      Total Liabilities                     7,234,949     7,326,757

STOCKHOLDERS' EQUITY
 Common stock                                 202,000       202,000
 Retained earnings                          3,290,779     6,973,046
                                            3,492,779     7,175,046
 Less: Treasury stock,
  7,000 shares at cost                       (110,100)            -

Total Stockholders' Equity                  3,382,679     7,175,046

TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                    $10,617,628   $14,501,803

        See accompanying notes to combined financial statements.



                 INTERACTIVE TECHNOLOGIES INTERNATIONAL, LLC
                            KAUL-TRONICS, INC.
                                 NGP, INC.

            COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS
                    Years Ended December 31, 2000 and 1999

                                                2000                  1999

NET SALES                                 $ 32,596,715           $ 41,058,499

COST OF GOODS SOLD                          26,558,156             32,219,273

   Gross Profit                              6,038,559              8,839,226

OPERATING EXPENSES                           2,554,983              2,029,109

Operating Income                             3,483,576              6,810,117

OTHER INCOME (EXPENSE)
 Interest expense                            (400,243)               (369,746)
 Interest income                                73,637                 32,089
 Other income                                   79,174                 77,864
 Share of income to non-combined entity              -               (393,134)
   Net Other Expense                         (247,432)               (652,927)

NET INCOME                                   3,236,144              6,157,190

RETAINED EARNINGS - Beginning of Year        6,973,046              1,979,896

Distributions                              (6,918,411)             (1,164,040)

RETAINED EARNINGS - END OF YEAR            $ 3,290,779            $ 6,973,046
















           See accompanying notes to combined financial statements.









                INTERACTIVE TECHNOLOGIES INTERNATIONAL, LLC
                           KAUL-TRONICS, INC.
                                NGP, INC.

                  COMBINED STATEMENTS OF CASH FLOWS
                Years Ended December 31, 2000 and 1999



                                             2000            1999
CASH FLOWS FROM OPERATING ACTIVITIES
 Cash received from customers             $ 35,096,625      $39,893,484
 Cash paid to suppliers and employees     (28,421,878)      (34,749,805)
 Proceeds from sale of trading securities       50,000                -
 Interest and dividends received                73,634           32,089
 Interest paid                               (400,243)         (369,746)
   Net Cash Flows From Operating Activities  6,398,138        4,806,022

CASH FLOWS FROM INVESTING ACTIVITIES
 Capital expenditures                      (1,089,987)         (675,384)
 Proceeds from sale of assets                  111,500           11,500
 Cash used to acquire assets
of Greenbriar Products, Inc.                         -         (191,166)
   Net Cash Flows From Investing Activities  (978,487)         (855,050)

CASH FLOWS FROM FINANCING ACTIVITIES
 Net proceeds (payments) on line of credit   1,094,000         (806,846)
 Cash used to retire debt                    (396,175)         (825,057)
 Cash used to retire related party debt      (266,663)         (817,253)
 Distribution to stockholders              (6,918,411)       (1,164,040)
 Proceeds from issuance of common stock              -          200,000
 Cash used to purchase treasury stock        (110,100)                -
 Distributions to non-combined entity                -         (249,583)
 Change in checks issued in
  excess of bank balance                        81,881                -
   Net Cash Flows From
Financing Activities                        (6,515,468)      (3,662,779)

   Net Change in Cash and
 Cash Equivalents                           (1,095,817)         288,193

CASH AND CASH EQUIVALENTS -
Beginning of Year                             1,223,410         935,217

CASH AND CASH EQUIVALENTS - END OF YEAR       $ 127,593      $1,223,410
















                                                2000             1999
RECONCILIATION OF NET INCOME TO NET CASH FROM
OPERATING ACTIVITIES
Net income                                 $3,236,144        $6,157,190
Adjustments to reconcile net
 income to net cash from
 operating activities

Noncash items included in Income
Depreciation                                  549,919           490,625
Amortization                                  201,334           150,000
Nonoperational items included in Income
Loss (gain) on sale of property and equipment (24,147)           (8,226)
Unrealized loss (gain) on trading securities     9,357          (43,528)
Share of income to non-combined entity               -          393,134
Change in trading securities                    50,000                -
Changes in noncash components of working capital
Accounts receivable                          2,440,936       (1,309,559)
Inventories                                    528,201          (53,969)
Prepaid expenses                                11,241          (27,042)
Accounts payable                             (485,912)         (734,090)
Accrued expenses                             (113,523)         (326,947)
Customer deposits                              (5,412)          118,434

   NET CASH FLOWS FROM
    OPERATING ACTIVITIES                  $ 6,398,138       $ 4,806,022

NONCASH INVESTING AND FINANCING ACTIVITIES

On April 17, 1999, NGP was incorporated and acquired the assets of Greenbriar Products, Inc. The acquisition consisted of the following non-cash transaction:

   Working capital other than cash        $ 370,746
   Equipment                                369,606
   Building and land                      1,500,913
   Investment                             1,561,901
   Noncompete                             1,000,000
     Total Assets                         4,803,166
   Less: Portion financed by
    bank and seller                     (4,612,000)

      CASH PAID FOR ASSETS                 191,166






         See accompanying notes to combined financial statements.







              INTERACTIVE TECHNOLOGIES INTERNATIONAL, LLC
                             KAUL-TRONICS, INC.
                                   NGP, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2000 and 1999

NOTE 1 - Summary of Significant Accounting Policies
  	Nature of Operations

Interactive Technologies International, LLC (ITI) is located in Spring Green, Wisconsin, and is primarily engaged in the development, production, marketing and selling of stamped offset antennas. ITI is owned entirely by KTI and NGP.

Kaul-Tronics, Inc. (KTI) is located in Richland Center, Wisconsin, and primarily provides subcontract manufacturing and management services for ITI. KTI also manufactures C-band antennas. KTI is owned entirely by the John Kaul family.

NGP, Inc. (NGP), incorporated on April 17, 1999, is located in Spring Green, Wisconsin, and primarily provides subcontract manufacturing and management services for ITI. NGP also manufactures C-band antennas and outdoor barbecue accessories. The John Kaul family has a majority ownership interest in NGP.

The companies currently sell their products to customers worldwide.

	Basis of Combination

The accompanying combined financial statements include the accounts of ITI, KTI and NGP. Significant intercompany accounts and transactions have been eliminated. The combined companies will be referred to as "the companies" for the purposes of these statements.

	Cash and Cash Equivalents

The companies define cash and cash equivalents as highly liquid, short-term investments with a maturity at the date of acquisition of three months or less.

	Investment Securities Trading

Marketable securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities. Trading securities are recorded at fair value on the balance sheet in current assets, with the change in fair value during the period included in earnings.

	Accounts Receivable

Accounts receivable are shown net of an allowance for doubtful accounts of $34,000 at December 31, 2000 and 1999.

	Inventories

Inventories consist of raw materials, work in progress and finished goods, all of which are priced at the lower of cost or market based on the first-in, first-out (FIFO) method.

	Property and Equipment
Property and equipment are stated at cost. Major expenditures for property and equipment are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, resulting gains or losses are included in income.

Property and equipment are depreciated using the straight-line method over their estimated useful lives as follows:
                                                     Years
            Transportation equipment                   5
            Office equipment                          7-10
            Plant equipment                           7-10
            Buildings and improvements                 39

	Intangibles
NGP has a non-compete agreement in the amount of $1,000,000. The non-compete agreement is being amortized over 5 years using the straight-line method.

	Income Taxes
The companies are S corporations and a limited liability company. The stockholders / members are taxed on their proportionate share of their respective company's taxable income. Therefore, no provision or liability for income taxes has been included in these financial statements.

	Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

	Advertising
Advertising costs are charged to operations when incurred.

	Research and Development
Research and development costs are charged to operations when incurred and are included in operating expenses. The amount charged to operations was $146,232 and $326,913 for the years ended December 31, 2000 and 1999, respectively.

	Warranty
The companies sell their products with a one year limited warranty against defects in material and workmanship. Warranty costs are expensed at the time incurred.

	Revenue Recognition

Shipping and handling costs charged to customers have been included in sales. Shipping and handling costs incurred by the company have been included in cost of sales.

NOTE 2 - Inventories

Inventories consist of the following at December 31:
                                                 2000          1999

Raw materials                                 $ 626,162    $1,201,000
Work in process                                 488,443      571,124
Finished goods                                1,256,207    1,126,890
Total Inventories                           $ 2,370,812   $2,899,014

NOTE 3 - Property and Equipment

The major categories of property and equipment at December 31 are summarized as follows:

                                                2000         1999
Land and improvements                        $ 198,521   $  198,521
Buildings and improvements                   2,836,213    2,836,213
Plant equipment                              4,250,714    3,178,938
Office equipment                               120,591      108,877
Transportation equipment                       277,778      255,249
Property not in service                         61,342      186,000

   Total Property and Equipment              7,745,159    6,763,798

   Less: Accumulated depreciation           (3,246,056)  (2,717,407)

      Net Property and Equipment           $ 4,499,103   $4,046,391

NOTE 4 - Line of Credit

NGP has a line of credit in the amount of $400,000. The line is renewable annually and bears interest at LIBOR plus 2.25% (8.82% at December 31, 2000). The line is secured by a general business security agreement and limited stockholder guarantees. The outstanding balance on the line of credit at December 31, 2000 and 1999 was $294,000 and $0, respectively.

KTI has a line of credit in the amount of $600,000. The line is renewable annually and bears interest at .25% below prime (9.25% at December 31, 2000). The line is secured by a general business security agreement, real estate, an assignment of life insurance and a limited guarantee by the company's majority stockholder. There was no outstanding balance on the line of credit at December 31, 2000 and 1999.

ITI has a line of credit in the amount of $1,500,000. The line is renewable annually and bears interest at LIBOR plus 2.25% (8.82% at December 31, 2000). The line is secured by a general business security agreement, and corporate guarantees of its two members. The outstanding balance on the line of credit at December 31, 2000 and 1999 was $800,000 and $0, respectively.

NOTE 5 - Long-Term Debt

Long-term debt consists of the following at December 31:
                                                          2000       1999
      NGP note payable in monthly installments of
      $8,207, including interest at 8.50%. Note is due
      April 2004 and is secured by limited personal
      guarantees of NGP stockholders. This note is
      subordinate to NGP's bank debt.                 $  284,987    $ 355,933

      NGP notes payable in monthly installments totaling
      $44,492, including interest at 7.125%. Notes are
      due April 2004 and are secured by a general
      business security agreement, real estate and
      limited personal guarantees of NGP stockholders.  2,705,781   3,031,010

      Totals                                           2,990,768    3,386,943
   Less: Current portion                                (430,027)    (400,652)

      Long-Term Portion                              $ 2,560,741   $2,986,291

Principal requirements for years ending after December 31, 2000 are as follows:
           2001                                          $ 430,027
           2002                                            462,827
           2003                                            498,144
           2004                                          1,599,770

             Total                                     $ 2,990,768


NOTE 6 - Related Party Debt

Related party debt consists of the following at December 31:
                                                        2000        1999
   KTI unsecured notes payable to its stockholders,
   payable in monthly installments totaling $29,775,
   including interest at 7.0%. Notes are due in April
   2004.                                              $1,148,782  $1,415,445

      Totals                                           1,148,782   1,415,445

   Less: Current portion                                (285,945)   (243,722)

        Long-Term Portion                               $862,837  $1,171,723

Principal requirements on debt for years ending after December 31, 2000 are as follows:
                          2001                               285,945
                          2002                               306,613
                          2003                               328,779
                          2004                               227,445

                            Total                          $1,148,782

NOTE 7 - Retirement Plan

The companies have a 401(k) retirement plan that covers all eligible employees. Employees are eligible after one year of service. The companies may choose to match contributions up to 6% of employee salaries.
Contributions were $63,218 and $49,199 for the years ended December 31, 2000 and 1999, respectively.

NOTE 8 - Commitments and Contingencies

	Purchase Commitment
During 2000, ITI contracted with a supplier to acquire equipment costing $122,684. At December 31, 2000, the outstanding commitment is $61,342.

	Pending Lawsuit
The companies have a pending lawsuit against them as of December 31, 2000. Management feels that the risk of loss associated with this lawsuit is low. No liability has been recorded.


NOTE 9 - Concentrations of Risk

	Cash Balance

At various times throughout the year, the companies had deposits in excess of FDIC coverage.

	Major Customers

The companies sold approximately 57% and 56% of all its products to two and three customers during the years ended December 31, 2000 and 1999, respectively. At December 31, 2000 and 1999 the amount due from those customers included in accounts receivable was $1,106,961 and $3,675,378, respectively.

	Major Suppliers

The companies purchased approximately 17% and 46% of their material from one and three suppliers during the years ended December 31, 2000 and 1999, respectively. At December 31, 2000 and 1999 the amount due to those suppliers included in accounts payable was $468,000 and $560,225, respectively.




































                INTERACTIVE TECHNOLOGIES INTERNATIONAL, LLC
                           KAUL-TRONICS, INC.
                                 NGP, INC.

                          COMBINING BALANCE SHEET
                             December 31, 2000

                                  ASSETS

                     Interactive
                     Technologies   Kaul-
                    International, Tronics,   NGP,                 Combined
                         LLC         Inc.     Inc.  Eliminations    Totals
                       --------   --------   ------   ---------    --------
CURRENT ASSETS

Cash and cash
 equivalents         $  101,808  $  25,785   $      -  $      -     $  127,593
Accounts receivable   2,532,323    190,349    122,224                2,844,896
Inventories           1,978,838     87,096    304,878                2,370,812
Related party
  receivable                  -    728,716     42,931   (771,647)           -
Investment securities
  trading                     -     65,863          -                   65,863
Prepaid expenses              -     49,489          -          -        49,489
Total Current Assets  4,612,969  1,147,298    470,033   (771,647)    5,458,653


PROPERTY AND
 EQUIPMENT            1,729,833  1,111,133  1,658,137          -     4,499,103


INVESTMENT IN ITI             -  1,686,269  1,686,269 (3,372,538)           -


NET INTANGIBLES           1,206          -    658,666          -       659,872


   TOTAL ASSETS      $6,344,008 $3,944,700 $4,473,105 $(4,144,185) $10,617,628




















             INTERACTIVE TECHNOLOGIES INTERNATIONAL, LLC
                        KAUL-TRONICS, INC.
                            NGP, INC.

                 COMBINING BALANCE SHEET (cont.)
                        December 31, 2000

               LIABILITIES AND STOCKHOLDERS' EQUITY

                                  ASSETS

                     Interactive
                     Technologies   Kaul-
                    International, Tronics,   NGP,                 Combined
                         LLC         Inc.     Inc.  Eliminations    Totals
                       --------   --------   ------   ---------    --------

CURRENT LIABILITIES
Checks issued in
  excess of bank
  balance            $        -   $      -   $ 81,881  $      -       $ 81,881
Line of credit          800,000          -    294,000         -      1,094,000
Accounts payable      1,287,974    167,580    102,852         -      1,558,406
Customer deposits        91,469     13,939     11,606         -        117,014
Due to related parties  771,647          -          -  (771,647)             -
Accrued expenses         20,380    113,723    109,995          -       244,098
Current portion
 long-term debt               -          -    430,027          -       430,027
Current portion
 related party debt           -    285,945          -          -       285,945
   Total Current
Liabilities           2,971,470    581,187  1,030,361   (771,647)    3,811,371

LONG-TERM LIABILITIES
Long-term debt                -          -  2,560,741          -     2,560,741
Related party debt            -    862,837          -          -       862,837
Total Long-Term
 Liabilities                  -    862,837  2,560,741          -     3,423,578
Total Liabilities      2,971,470 1,444,024  3,591,102   (771,647)    7,234,949

STOCKHOLDERS' EQUITY
Common stock                   -     2,000    200,000          -       202,000
Members' equity       3,372,538                        (3,372,538)
Retained earnings             -  2,498,676    792,103          -     3,290,779
  Subtotal            3,372,538  2,500,676    992,103  (3,372,538)   3,492,779
Less: Treasury stock          -          -   (110,100          -     (110,100)
Total Stockholders'
 Equity               3,372,538  2,500,676    882,003  (3,372,538)   3,382,679

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY $6,344,008 $3,944,700 $4,473,105 $(4,144,185) $10,617,628








                INTERACTIVE TECHNOLOGIES INTERNATIONAL, LLC
                           KAUL-TRONICS, INC.
                                NGP, INC.

                        COMBINING BALANCE SHEET
                           December 31, 1999


                                  ASSETS

                     Interactive
                     Technologies   Kaul-
                    International, Tronics,   NGP,                 Combined
                         LLC         Inc.     Inc.  Eliminations    Totals
                       --------   --------   ------   ---------    --------
Cash and cash
 equivalents         $1,798,825  $ 304,917   $183,119  $      -     $2,286,861

CURRENT ASSETS
Cash and cash
 Equivalents         $  221,357  $ 966,386   $ 35,667   $     -     $1,223,410
Accounts receivable   4,735,140    473,804     76,888         -      5,285,832
Inventories           2,184,369    300,425    414,220         -      2,899,014
Related party
 receivable              48,358     47,410     57,465  (153,233)            -
Investment
 securities trading           -    125,220          -         -        125,220
Prepaid expenses              -     60,730          -         -         60,730
Total Current Assets  7,189,224  1,973,975    584,240  (153,233)     9,594,206

PROPERTY AND
EQUIPMENT             1,032,700  1,192,866  1,820,825         -      4,046,391

INVESTMENT IN ITI            -   3,211,610  3,211,610 (6,423,220)            -

NET INTANGIBLES           1,206          -    860,000          -       861,206

TOTAL ASSETS         $8,223,130 $6,378,451 $6,476,675 $(6,576,453) $14,501,803




















                INTERACTIVE TECHNOLOGIES INTERNATIONAL, LLC
                             KAUL-TRONICS, INC.
                                 NGP, INC.

                      COMBINING BALANCE SHEET (cont.)
                           December 31, 1999

                  LIABILITIES AND STOCKHOLDERS' EQUITY

                                  ASSETS

                     Interactive
                     Technologies   Kaul-
                    International, Tronics,   NGP,                 Combined
                         LLC         Inc.     Inc.  Eliminations    Totals
                       --------   --------   ------   ---------    --------
CURRENT LIABILITIES
Accounts payable     $1,639,941  $ 233,417   $170,960  $      -     $2,044,318
Customer deposits        83,862     17,981     20,583         -        122,426
Related party debt       66,445     79,218      7,570  (153,233)             -
Accrued expenses          9,662    234,371    113,592         -        357,625
Current portion of
 long-term debt               -          -    400,652         -        400,652
Current portion of
 related party debt           -    243,722          -         -        243,722
 Total Current
  Liabilities         1,799,910    808,709    713,357  (153,233)     3,168,743

LONG-TERM LIABILITIES
Long-term debt                -          -  2,986,291         -      2,986,291
Due to related parties        -  1,171,723          -         -      1,171,723
Total Long-Term
 Liabilities                  -  1,171,723  2,986,291         -      4,158,014

  Total Liabilities   1,799,910  1,980,432  3,699,648  (153,233)     7,326,757

STOCKHOLDERS' EQUITY
Common stock                  -      2,000    200,000         -        202,000
Members' equity       6,423,220                       (6,423,220)
Retained earnings             -  4,396,019  2,577,027         -      6,973,046
Total Stockholders'
 Equity               6,423,220  4,398,019  2,777,027 (6,423,220)    7,175,046

TOTAL LIABILITIES
 AND STOCKHOLDERS'
 EQUITY              $8,223,130 $6,378,451 $6,476,675 $(6,576,453) $14,501,803














              INTERACTIVE TECHNOLOGIES INTERNATIONAL, LLC
                           KAUL-TRONICS, INC.
                              NGP, INC.

          COMBINING STATEMENT OF INCOME AND RETAINED EARNINGS
                       Year Ended December 31, 2000

                     Interactive
                     Technologies   Kaul-
                    International, Tronics,   NGP,                 Combined
                         LLC         Inc.     Inc.  Eliminations    Totals
                       --------   --------   ------   ---------    --------

NET SALES          $28,958,967 $5,130,601 $3,220,402 $(4,713,255)  $32,596,715

COST OF GOODS SOLD  23,481,828  4,809,807  2,979,776  (4,713,255)   26,558,156

Gross Profit         5,477,139    320,794    240,626           -     6,038,559

OPERATING EXPENSES     601,118  1,452,907    500,958           -     2,554,983

Operating
Income (Loss)        4,876,021  1,132,113)  (260,332)           -    3,483,576

OTHER INCOME (EXPENSE)

Interest expense       (34,497)  (116,094)  (249,652)           -     (400,243)
Interest income         25,588     41,865      6,184            -       73,637
Other income                 -     60,398     18,776            -       79,174
Investment income
in subsidiary                -  2,433,556  2,433,556   (4,867,112)           -
Net Other Income
 (Expense)              (8,909) 2,419,725  2,208,864   (4,867,112)   (247,432)

NET INCOME           4,867,112  1,287,612  1,948,532   (4,867,112)   3,236,144

RETAINED EARNINGS -
Beginning of Year    6,423,220  4,396,019  2,577,027   (6,423,220)   6,973,046

Distributions       (7,917,794)(3,184,955)(3,733,456)   7,917,794   (6,918,411)

RETAINED EARNINGS -
END OF YEAR         $3,372,538 $2,498,676  $ 792,103  $(3,372,538)  $3,290,779
















              INTERACTIVE TECHNOLOGIES INTERNATIONAL, LLC
                            KAUL-TRONICS, INC.
                                  NGP, INC.

COMBINING STATEMENT OF INCOME AND RETAINED EARNINGS
Year Ended December 31, 1999

                     Interactive
                     Technologies   Kaul-
                    International, Tronics,   NGP,                 Combined
                         LLC         Inc.     Inc.  Eliminations    Totals
                       --------   --------   ------   ---------    --------

NET SALES         $33,755,337 $10,099,127 $3,109,294 $(5,905,259) $41,058,499

COST OF GOODS
 SOLD              25,862,145   9,447,238  2,815,149  (5,905,259)  32,219,273

Gross Profit        7,893,192     651,889    294,145           -    8,839,226

OPERATING EXPENSES    818,868     901,164    309,077           -    2,029,109

Operating Income
 (Loss)             7,074,324    (249,275)   (14,932)          -    6,810,117

OTHER INCOME
 (EXPENSE)
Interest expense       (9,244)   (159,329)  (201,173)           -    (369,746)
Interest income        16,260      14,496      1,333            -      32,089
Other income                -      60,698     17,166            -      77,864
Investment income
in subsidiary               -   3,540,670  3,147,536  (6,688,206)           -
Share of income to
non-combined entity         -           -          -    (393,134)    (393,134)
  Net Other
   Income(Loss)         7,016   3,456,535  2,964,862  (7,081,340)    (652,927)

NET INCOME          7,081,340   3,207,260  2,949,930  (7,081,340)   6,157,190

RETAINED EARNINGS -
Beginning of Year   2,836,702   1,979,896          -  (2,836,702)   1,979,896

Distributions      (3,494,822)   (791,137)  (372,903)  3,494,822   (1,164,040)
RETAINED EARNINGS -
END OF YEAR        $6,423,220  $4,396,019 $2,577,027 $(6,423,220) $ 6,973,046














            DESCRIPTION OF UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS REFLECTING THE ACQUISITION OF THE BUSINESS OF
                 KAUL-TRONICS, INC. AND AFFILIATED COMPANIES
                         BY CALIFORNIA AMPLIFIER, INC.


     On April 5, 2002, California Amplifier, Inc. ("California Amplifier" or the "Company") acquired in an asset purchase transaction the satellite antenna design and manufacturing business of Kaul-Tronics, Inc., a Wisconsin corporation, and two affiliated companies under common ownership and control with Kaul-Tronics, Inc. (collectively, "Kaul-Tronics Group").

     The following unaudited pro forma condensed consolidated financial statements have been prepared giving effect to the acquisition of the business of Kaul-Tronics Group by California Amplifier as if the transaction had taken place at February 28, 2002 for the pro forma condensed consolidated balance sheet and, in the case of the pro forma condensed consolidated income statement, as of March 1, 2001.

     The fiscal year of Kaul-Tronics Group ends on December 31 and California Amplifier's fiscal year ends on the Saturday closest to February 28 (referred to herein as February 28 for clarity of presentation). The Pro Forma Condensed Consolidated Income Statement for the year ended February 28, 2002 combines the results of California Amplifier for such year with the results of Kaul-Tronics Group for the 12 months ended December 31, 2001.

     The acquisition has been accounted for using the purchase method. The purchase price has been allocated to the assets acquired and liabilities assumed at their estimated fair values as of the April 5, 2002 acquisition date. The pro forma adjustments set forth in the following unaudited pro forma condensed financial information are estimated and may differ from the actual adjustments when they become known. Based on current information, California Amplifier's management does not expect the final allocation of the purchase price to be materially different from that used in the following pro forma balance sheet and pro forma income statement.

     The acquisition of Kaul-Tronics Group by California Amplifier gave rise to goodwill of approximately $17.6 million. In accordance with Financial Accounting Standards No. 142, which the Company adopted effective in March 2002, goodwill on this acquisition will not be amortized, but instead will be periodically evaluated for impairment. Accordingly, although the Kaul-Tronics Group acquisition is assumed to occur at the beginning of the year covered by the accompanying pro forma condensed consolidated income statement, no goodwill amortization expense is reflected in this pro forma income statement.

     The unaudited pro forma financial information does not reflect certain cost savings that California Amplifier management believes may be realized following the acquisition, and is not necessarily indicative of the results of operations or the financial position which would have been attained had the acquisition been consummated at any of the foregoing assumed dates, or which may be attained in the future. The pro forma financial information should be read in conjunction with the historical financial statements of California Amplifier and Kaul-Tronics Group.





                          CALIFORNIA AMPLIFIER, INC.
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              FEBRUARY 28, 2002
                                 (Unaudited)
                                (In thousands)

                              /-- Historical ---/
                                            Kaul-                      Pro
                              California   Tronics      Pro Forma     Forma
                               Amplifier    Group      Adjustments    Total
                                --------   -------     -----------    ------
ASSETS
Current assets:
  Cash and cash equivalents    $23,156    $ 2,287    $(4,703)(A)    $ 18,453
                                                      (2,287)(B)
  Accounts receivable, net       8,219      6,550     (6,550)(B)       8,219
  Inventories                    9,472      1,548       (518)(C)      10,502
  Deferred income tax asset      3,580        -                        3,580
  Prepaid expenses               1,312          5         (1)(B)       1,316
                               -------     ------    -------        --------
      Total current assets      45,739     10,390    (14,059)         42,070

Property and equipment, net      7,375      3,648        430 (C)      11,453
Goodwill                         3,287        -       17,625 (D)      20,912
Other assets                       287        459       (459)(B)         802
                                                         115 (E)
                                                         400 (F)
                               -------     ------    -------        --------
                               $56,688    $14,497    $ 4,052        $ 75,237
                               =======     ======    =======        ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Bank line of credit payable  $   -      $ 1,000    $(1,000)(B)   $    -
  Current portion of
    long-term debt                 917        -                          917
  Accounts payable               5,713      4,229     (4,229)(B)       5,713
  Other current liabilities      8,850      1,399     (1,399)(B)       9,345
                                                         495 (G)
                              --------     ------    -------        --------
   Total current liabilities    15,480      6,628     (6,133)         15,975
                              --------     ------    -------        --------
Long-term debt                   3,628      1,650     (1,650)(B)      15,628
                                                      12,000 (H)
                              --------     ------    -------        --------
Stockholders' equity:
  Common stock and additional
    paid-in capital             27,705        202       (202)(E)      33,759
                                                       6,054 (I)
  Retained earnings             10,676      6,127     (6,127)(B)      10,676
  Treasury stock                   -         (110)       110 (B)           0
  Accumulated other
    comprehensive loss            (801)       -                         (801)
                              --------     ------     -------       --------
  Total stockholders' equity    37,580      6,219       (165)         43,634
                              --------     ------     -------       --------
                              $ 56,688    $14,497     $ 4,052       $ 75,237
                              ========     ======     =======       ========

                            CALIFORNIA AMPLFIER, INC.
            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                (In thousands except share and per share amounts)


(A) To reflect the proceeds of new bank term loan, cash paid for direct costs of acquisition and debt issuance costs, and eliminate Kaul-Tronics' cash balance, as follows:

      Proceeds of bank term loan                         $12,000
      Cash paid to Kaul-Tronics sellers                  (16,063)
      Cash paid for other direct costs
       of Kaul-Tronics acquisition                          (525)
      Cash paid for debt issuance costs                     (115)
                                                         -------
                                                         $(4,703)
                                                         =======

(B) To eliminate those assets, liabilities and equity balances of Kaul-Tronics which were not acquired by California Amplifier, as follows:

      Cash                                               $(2,287)
      Accounts receivable, net                            (6,550)
      Other assets                                          (459)
      Bank line of credit payable                         (1,000)
      Accounts payable                                    (4,229)
      Other current liabilities                           (1,399)
      Long-term debt                                      (1,650)
      Common stock and additional paid-in capital           (202)
      Retained earnings                                   (6,127)
      Treasury stock                                         110


(C) To adjust the carrying value of assets acquired to fair market value, as follows:

       Inventories                                       $  (518)
       Prepaid expenses                                       (1)
       Property and equipment, net                           430
                                                         -------
                                                         $   (89)
                                                         =======

(D) To reflect as goodwill the excess of cost over
    the fair value of assets acquired and liabilities
    assumed (see computation at (J) below)               $17,625
                                                         =======


(E) To reflect debt issue costs on new bank term loan    $   115
                                                         =======


(F) To reflect value ascribed to non-compete agreements
    entered into with Kaul-Tronics sellers               $   400
                                                         =======


(G) To reflect accrued liabilities of Kaul-Tronics
    which were assumed by California Amplifier,
    as follows:
      Accrued vacation liability                         $   207
     Customer deposits liability                             288
                                                         -------
                                                         $   495
                                                         =======


(H) To reflect the issuance of a bank term loan
    payable to partially finance the cash portion
    of the purchase price.                               $12,000
                                                         =======

(I) To reflect California Amplifier common stock
    issued as partial consideration for the purchase,
    as follows:
      Number of common stock shares issued     929,086
      Multiplied by the fair market value
       per share at time of issuance           x $6.57
                                               -------
                                                         $ 6,104
    Less stock registration costs                            (50)
                                                         -------
    Fair value of common stock issued                    $ 6,054
                                                         =======

(J) Following is a computation of the excess of cost over the value of net assets acquired (goodwill):

      Cash paid to sellers                               $16,063
      Value of common stock issued to sellers              6,054
      Direct costs of acquisition including legal,
       accounting and financial advisory fees                525
                                                         -------
    Total cost of Kaul-Tronics acquisition                22,642
    Fair value of net assets acquired:
      Inventory                                            1,030
      Prepaid expenses                                         4
      Property and equipment                               4,078
      Non-compete agreements                                 400
      Accrued liabilities assumed                           (495)
                                                         -------
    Total fair value of net assets acquired                5,017
                                                         -------
    Goodwill                                             $17,625
                                                         =======








                            CALIFORNIA AMPLFIER, INC.
                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                           YEAR ENDED JUNE 30, 1998
                                  (Unaudited)
                    (In thousands except per share amounts)

                              /-- Historical ---/
                                            Kaul-                      Pro
                              California   Tronics      Pro Forma     Forma
                               Amplifier   Group(A)    Adjustments    Total
                                --------   -------     -----------    ------

Sales                          $100,715    $37,391                  $138,106

Cost of goods sold               77,834     29,927                   107,761
                               --------    -------                  --------
Gross profit                     22,881      7,464                    30,345
                               --------    -------                  --------
Operating expenses:
  Research and development        7,583        203                     7,786
  Selling                         2,299        135                     2,434
  General and administrative      7,740      1,652                     9,392
  Impairment charges                -          422                       422
                               --------    -------                  --------
  Total operating expenses       17,622      2,412                    20,034
                                -------     ------                   -------

Operating income                  5,259      5,052                    10,311
                                -------     ------                   -------
Non-operating income (expense):
  Settlement of litigation       (1,125)       -                      (1,125)
  Other income (expense)             47       (240)      (480)(B)       (692)
                                                          (19)(C)
                                -------     ------    -------        -------
  Total non-operating expense    (1,078)      (240)      (499)        (1,817)
                                -------     ------    -------        -------
Income from continuing
 operations before income taxes   4,181      4,812       (499)         8,494

Provision for income taxes       (1,307)       -       (1,829)(D)     (2,980)
                                                          156 (E)
                                -------     ------    -------        -------
Income from continuing
 operations                     $ 2,874     $4,812    $(2,172)       $ 5,514
                                =======     ======    =======        =======

Income from continuing
 operations per share:
   Basic                        $  0.21                              $  0.38
   Diluted                      $  0.21                              $  0.37

Shares used in computing
 per share income:
   Basic                         13,727                   929         14,656
   Diluted                       13,979                   929         14,908



                            CALIFORNIA AMPLFIER, INC.
                NOTES TO PRO FORMA CONDENSED INCOME STATEMENT
                          YEAR ENDED FEBRUARY 28, 2002
                                ($ in thousands)



(A) The revenue, cost and expense amounts shown for Kaul-Tronics Group are the historical amounts for Kaul-Tronics Group's fiscal year ended December 31, 2001. Subsequent to December
    31, 2001, sales volume with a significant customer of Kaul-Tronics Group declined substantially. This customer accounted for approximately 25% of the sales of Kaul-Tronics Group during 2001. California Amplifier management expects the sales volume with this customer to recover in the future, but there can be no assurances when such business will return, or whether it will return to the same levels as previously experienced. Primarily for this reason, the financial results of Kaul-Tronics Group for the year ended December 31, 2001 are not necessarily indicative of the operating results which Kaul-Tronics Group can be expected to achieve in the future.


(B) To reflect interest expense on the $12 million bank term loan payable which partially financed the cash portion of
    the purchase price.  The interest rate on the new debt is
    assumed to be 4.0%.  A change of 1/4 percent in the interest rate would result in a change in interest expense and income from continuing operations of $30k and $21k, before and after
    taxes, respectively.                                             $  480
                                                                     ======


(C) To reflect amortization of debt issue costs of $115k over the
    six year life of the $12 million bank term loan payable.         $   19
                                                                     ======


(D) Kaul-Tronics Group is organized as an S-Corp for income tax purposes and therefore does not record income tax expense.
    This pro forma adjustment is to reflect imputed income tax expense on Kaul-Tronics' pretax income at an effective federal
    and state combined rate of 39%.                                  $1,829
                                                                     ======


(E) To reflect the income tax effect of increased interest
    expense and debt issue cost amortization expense using an
    effective tax rate of 31.3%.                                     $  156
                                                                     ======